Exhibit 99.1

NOBLE INTERNATIONAL ANNOUNCES THREE-FOR-TWO STOCK SPLIT

WARREN, MI – JANUARY 17, 2006 – Noble International, Ltd. (NASDAQ: NOBL) (“Noble” or the “Company”) announced that its Board of Directors has declared a three-for-two stock split on its common stock. Shareholders will receive one additional share for every two shares of Noble common stock held. The stock split will be paid February 3, 2006 to shareholders of record as of January 27, 2006.

Robert J. Skandalaris, Chairman of Noble’s Board of Directors, commented on the stock split, “The Board’s decision to declare a stock split reflects our confidence in the outlook for Noble’s continuing growth and a desire to increase our potential float, making more shares available to potential investors. Our recent expansion into new markets and new business wins heightens our confidence in delivering significant revenue and earnings growth in 2006 and beyond. We look forward to a bright future for Noble and appreciate our shareholders’ support and interest in our Company.”

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward-looking statements.

For more information contact:

Greg Salchow

Noble International, Ltd.

(586) 751-5600